THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

SUBJECT TO THE PROVISIONS OF SECTION 13 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. (EASTERN TIME) ON THE TENTH ANNIVERSARY (THE “EXPIRATION DATE”) OF AUGUST 3, 2009 (THE “DATE OF ISSUANCE”).

WABASH NATIONAL CORPORATION

WARRANT TO PURCHASE SHARES OF COMMON STOCK

FOR VALUE RECEIVED, Trailer Investments, LLC (the “Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Wabash National Corporation, a Delaware corporation (the “Company”), at any time not later than 5:00 p.m. (Eastern Time) on the Expiration Date, at an exercise price per share equal to $0.01 (such exercise price, as adjusted from time to time in accordance with the terms of this Warrant, the “Warrant Price”), 24,762,636 shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”).  The number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as described herein.  Capitalized terms used but not otherwise defined in this Warrant shall have the meanings ascribed to such terms in the Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the Warrantholder (the “Purchase Agreement”).

Section 1.         Registration.  The Company shall maintain books for the transfer and registration of this Warrant.  Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Warrantholder.

Section 2.         Transfers.  As provided herein, this Warrant may be transferred to any person or entity but only pursuant to a registration statement filed under the Securities Act or pursuant to an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, within five calendar days following the surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company within such five calendar day period.

Section 3.         Exercise of Warrant.  Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to the Expiration Date upon surrender of this Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by wire transfer of funds (or, in certain circumstances, by cashless exercise as provided in Section 4) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder).  The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered.  Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three business days, after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.  As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

Section 4.         Cashless Exercise.  Notwithstanding any other provision contained herein to the contrary, the Warrantholder may elect to receive, without payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock having a Fair Market Value equal to the Market Price of all shares of Common Stock that may then be purchased upon full exercise of this Warrant, less the aggregate Warrant Price for all such shares, or any specified portion thereof, by the surrender to the Company of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A - B)
     A

where

X =	the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

Y =
the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

A =	the Market Price of one share of Common Stock as of the date the net issue election is made; and

B =	the Warrant Price;

provided that if X is equal to zero or a negative number, then the Warrantholder shall not be entitled to receive any Warrant Shares pursuant to a cashless exercise in accordance with this Section 4.

Section 5.         Compliance with Securities Act.  Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.  The Warrantholder hereby represents and warrants to the Company that the Warrantholder is acquiring the Warrant and the Warrant Shares purchasable upon exercise of this Warrant (collectively, the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  The Warrantholder acknowledges and understands that the Securities have not been registered under the Securities Act or applicable state securities laws and may not be offered, sold, assigned, pledged, transferred or otherwise disposed of unless (a) such Securities have been registered for sale pursuant to the Securities Act, (b) such Securities may be sold pursuant to Rule 144 of the Securities Act, or (c) the Company has received an opinion of counsel reasonably satisfactory to the Company that such transfer may lawfully be made without registration under the Securities Act or qualification under applicable state securities laws.

Section 6.         Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.  The Warrantholder shall be responsible for income taxes due under federal, state or other law to the extent any such tax is due.

Section 7.         Replacement.  Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Warrantholder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Warrantholder is a financial institution or other institutional investor, then the Warrantholder’s own agreement shall be satisfactory; it being understood and agreed that each of Trailer Investments, LLC and its affiliates shall constitute an institutional investor for such purpose), or, in the case of any such mutilation upon surrender of this Warrant, the Company shall (at its expense) execute and deliver in lieu of this Warrant a new Warrant of like kind representing the number of Warrant Shares represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.

Section 8.         Reservation of Common Stock; Outstanding Options.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary), out of the authorized and unissued shares of Common Stock, the maximum number of shares issuable upon the exercise of the rights of purchase represented by this Warrant.  The Company represents, warrants and covenants that all Warrant Shares issued upon due exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.  The Company represents and warrants that, as of the Date of Issuance, (a) 31,248,755 shares of Common Stock have been issued and remain outstanding, (b) 2,181,541 Options (as defined below) have been issued or granted, and (c) no Convertible Securities (as defined below) have been issued or remain outstanding.

Section 9.         Adjustment of Number of Warrant Shares.  In order to prevent dilution of the rights granted under this Warrant (including on account of the Out of the Money Options) and to provide for certain protections in the event the Company is unable to fully utilize its NOLs, the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 9; provided that if more than one subsection of this Section 9 is applicable to a single event, then the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 9 so as to result in duplication; provided, further, that, with respect to any Warrantholder that is not a Trailer Investor (as defined in the Investor Rights Agreement), no adjustment shall be made pursuant to Section 9(a), Section 9(b) or Section 9(e) if, immediately prior to the time at which such adjustment would otherwise be made, the number of shares of Common Stock exercisable under this Warrant and any other Warrant held by the Warrantholder or any of its affiliates is for fewer than 2,800,570 shares of Common Stock (provided, however, that such number shall be adjusted from time to time in the same manner as the number of Warrant Shares subject to this Warrant is adjusted in accordance with Section 9(c) and Section 9(d)).  For the avoidance of doubt, the Warrant Price shall not be subject to adjustment hereunder.  For the purposes of this Warrant, the following terms have the meanings set forth below:

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 9(b)(i) and Section 9(b)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of this Warrant.

“Convertible Securities” means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property, as jointly determined in good faith by the Board of Directors of the Company and the Warrantholder, assuming a willing buyer and willing seller; provided that no minority or illiquidity discount shall be taken into account and no consideration shall be given to any restrictions on transfer, or to the existence or absence of, or any limitations on, voting rights.

“Liquidity Event” means, (i) with respect to any Option (other than awards of Common Stock), the last day of the fiscal quarter during which such Option is exercised or in respect of which any liquidity event has occurred, including the cashing out of such Option or the underlying share of Common Stock, the payment of any consideration or the exchange or rollover of such Option (or the underlying share of Common Stock), provided, however, that if any of the foregoing occur in connection with any transaction or a series of related transactions in which the liquidity for the Warrant or the Warrant Share occurs substantially contemporaneously, then “Liquidity Event” shall mean the date on which such transaction or the last portion of such series of related transactions is consummated, and (ii) with respect to any Option that is an award of Common Stock, the date of grant of such Option.

“Market Price” means, as of a particular date (the “Valuation Date”), the following: (i) if the Common Stock is then quoted on the New York Stock Exchange, Inc. (“NYSE”), The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association (together with the NYSE, Nasdaq and Bulletin Board, “Trading Markets” and each, a “Trading Market”), the average of the daily volume weighted average prices, as reported by Bloomberg Financial L.P., of one share of Common Stock on a Trading Market for a period of five trading days consisting of the trading day immediately prior to the Valuation Date and the four trading days prior to such date; or (ii) if the Common Stock is not then quoted on a Trading Market, the Fair Market Value of one share of Common Stock as of the Valuation Date, as jointly determined in good faith by the Board of Directors of the Company and the Warrantholder.  If the Common Stock is not then listed on a Trading Market, then the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Fair Market Value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.  In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Fair Market Value in respect of clause (ii) above, the Company and the Warrantholder shall jointly select an appraiser who is experienced in such matters.  The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder.

“Options” means any rights or options to subscribe for or purchase Common Stock or Convertible Securities and any awards of Common Stock or Convertible Securities.

“Out of the Money Options” means any Options existing as of the Signing Date with an exercise in excess of $0.54, which have the right on such date to convert to 2,195,442 shares of Common Stock.  For the avoidance of doubt, an Out of the Money Option shall continue to remain an Out of the Money Option after a repricing, exchange or similar action with respect to such Out of the Money Option.

“Signing Date” means July 17, 2009.

(a)           Adjustment of Number of Warrant Shares Issuable upon Exercise of Warrant.

(i)           If and whenever on or after the Date of Issuance of this Warrant the Company issues or sells, or in accordance with Section 9(b) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than (x) $0.54 (as such amount is proportionately adjusted for stock splits, stock combinations, stock dividends and recapitalizations affecting the Common Stock after the Date of Issuance, the “Base Price”) or (y) the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale the number of Warrant Shares issuable upon exercise of this Warrant shall be increased to whichever of the following number of Warrant Shares is greater:

(A)           the number of Warrant Shares acquirable upon exercise of this Warrant determined by multiplying number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such issue or sale by a fraction, the numerator of which shall be the product derived by multiplying the Base Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, and the denominator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Base Price of the Common Stock determined as of the date of such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale; or

(B)           the number of Warrant Shares acquirable upon exercise of this Warrant determined by multiplying the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such issue or sale by a fraction, the numerator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, and the denominator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance of sale, plus (2) the consideration, if any, received by the Company upon such issue or sale.

(ii)           Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares acquirable upon exercise of this Warrant in the case of the issuance of (A) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (B) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the number of Warrant Shares acquirable upon exercise of this Warrant pursuant to the other provisions of this Warrant).

(b)           Effect of Certain Events on Number of Warrant Shares.  For purposes of determining the adjusted number of Warrant Shares acquirable upon exercise of this Warrant under Section 9(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants or sells any Options, then upon the occurrence of a Liquidity Event with respect to such Options the number of Warrant Shares acquirable upon exercise of this Warrant shall be increased such that the Warrantholder shall be entitled to acquire upon exercise of this Warrant the same percentage of the fully diluted Common Stock (i.e., determined by calculating all convertible instruments as fully converted) immediately following or contemporaneous with the occurrence of  such Liquidity Event that the Warrantholder otherwise would have been entitled to acquire upon exercise of this Warrant immediately prior to the occurrence of such Liquidity Event (excluding, for purposes of such calculation, the number of Out of the Money Options outstanding as of the Signing Date).  The Company shall promptly provide the Warrantholder with written notice of the occurrence of any Liquidity Event.  The adjustments set forth in this paragraph shall also be given effect with respect to any transaction where the relevant Liquidity Event and liquidity for the Warrant or the Warrant Shares occurs contemporaneously, in the same transaction or as part of a series of related transactions.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities, and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than (a) the Base Price in effect immediately prior to the time of such issue or sale or (b) the Market Price determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  For the purposes of this paragraph, the “price per share for which Common Stock is issuable upon conversion or exchange thereof” is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment of the number of Warrant Shares acquirable upon exercise of this Warrant shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the number of Warrant Shares acquirable upon exercise of this Warrant had been or are to be made pursuant to other provisions of this Section 9(b), no further adjustment of the number of Warrant Shares acquirable upon exercise of this Warrant shall be made by reason of such issue or sale.

(iii)           Change in Conversion Rate.  If the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the number of Warrant Shares acquirable upon exercise of this Warrant at the time of such change shall be adjusted immediately to the number of Warrant Shares which would have been acquirable upon exercise of this Warrant at such time had such Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 9(b), if the terms of any Convertible Security which was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the number of Warrant Shares acquirable upon exercise of this Warrant hereunder to be decreased.

(iv)           Treatment of Expired Options and Terminated Convertible Securities.  Upon the expiration of any Option issued or granted on or following the Date of Issuance or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted immediately to the number of Warrant Shares which would have been acquirable upon exercise of this Warrant at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v)           Treatment of Out of the Money Options Outstanding as of the Date of Issuance.  Upon the occurrence of a Liquidity Event with respect to any Out of the Money Option at any time after the Signing Date, (A) if this Warrant shall not have been exercised in full, then the number of Warrant Shares acquirable upon exercise of this Warrant shall be increased such that the Warrantholder shall be entitled to acquire upon exercise of this Warrant the same percentage of the Common Stock outstanding immediately following the occurrence of the Liquidity Event with respect to such Option that the Warrantholder otherwise would have been entitled to acquire upon exercise of this Warrant immediately prior to the occurrence of the Liquidity Event with respect to of such Option, or (B) if this Warrant shall have been exercised in full, then the Company shall promptly, and in any event within three business days, issue and deliver to the Warrantholder the requisite number of shares of Common Stock such that the Warrantholder shall own the same percentage of the Common Stock outstanding immediately following the occurrence of the Liquidity Event with respect to such Option that the Warrantholder owned immediately prior to the occurrence of the Liquidity Event with respect to such Option.  The Company shall promptly provide the Warrantholder with written notice of the occurrence of any Liquidity Event.  The adjustments set forth in this paragraph shall also be given effect with respect to any transaction where the relevant Liquidity Event and liquidity for the Warrant or the Warrant Shares occurs contemporaneously in the same transaction or as part of a series of related transactions.

(vi)           Calculation of Consideration Received.  If any Common Stock or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor.  In case any Common Stock or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt.  In case any Common Stock or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be.  In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Fair Market Value, the Company and the Warrantholder shall jointly select an appraiser who is experienced in such matters.  The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder.

(vii)           Treasury Shares.  The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii)           Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c)           Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased.  If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then the number of Warrant Shares acquirable upon exercise of this Warrant shall be proportionately decreased.

(d)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.”  Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Warrantholder) to insure that the Warrantholder shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if the Warrantholder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place.  In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Warrantholder) with respect to the Warrantholder’s rights and interests to insure that the provisions of this Section 9 and Sections 10 and 11 hereof shall thereafter be applicable to the Warrant.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Warrantholder), the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to acquire.  Notwithstanding any other provision in this Warrant to the contrary, the Warrantholder shall have the right, at its election, to sell or exchange this Warrant (rather sell or exchange the Warrant Shares) in connection with any Organic Change that is structured as a sale or exchange of securities of the Company, and the Company shall use its reasonable best efforts to take all actions necessary or reasonably requested by the Warrantholder to give effect to such election.

(e)           Loss of Existing NOLs:  If the Company is unable to fully utilize its net operating loss carry forward for income tax purposes (“NOLs”) existing as of the date hereof (which is at least $117 million) as a result of an ownership change within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended (an “NOL Event”), the number of Warrant Shares acquirable upon exercise of this Warrant shall be increased on the date the Company becomes aware of the NOL Event by the sum of (A) a number of shares of Common Stock that the Warrant would have been initially exercisable for as of the Issuance Date if the initial number of Warrant Shares represented 49.99% of the fully diluted shares of Common Stock of the Company on the Issuance Date including the Warrant Shares (i.e., determined by calculating all convertible instruments as fully converted but excluding, for purposes of such calculation, the number of Out of the Money Options outstanding as of Issuance Date) (such number of additional shares, the “Additional NOL Shares”) and (B) such additional shares of Common Stock that would have been issuable under the Warrant with respect to the Additional NOL Shares pursuant to the adjustments set forth in provision of this Warrant if such Additional NOL Shares were part of the Warrant Shares issuable under this Warrant as of the Issuance Date.  The Company shall promptly provide the Warrantholder with written notice of any NOL Event as soon as practicable after the NOL Event becomes known to the Company.  In the event this Warrant has been transferred or exercised, the adjustments set forth in this paragraph shall be made on a pro rata basis among the holders of the Warrants if none of the Warrants had been exercised, or if any Warrant has been exercised, taking into account the number of Warrant Shares held by the holders of the Warrant and the Warrant Shares.  For the avoidance of doubt and in clarification of the foregoing, to the extent that this Warrant has been exercised, in whole or in part (the “Exercised Portion”), the holder of this Warrant will be entitled to receive an additional Warrant to purchase the number of Warrant Shares for which this Warrant would have been increased with respect to the Exercised Portion had the Exercised Portion not been exercised prior to an adjustment for an NOL Event, plus, to the extent that the Warrant has not been fully exercised, the increase that the holder of the Warrant would be entitled to receive pursuant to this Section 9(e) for the portion of the Warrant still outstanding, in each case, without duplication.  The adjustments set forth in this paragraph shall also be given effect with respect to any transaction where the loss of the NOLs occurs contemporaneously, in the same transaction or as part of a series of related transactions, with a liquidity event for the Warrant or the Warrant Shares.

(f)           Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors shall make an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Warrantholder; provided that no such adjustment shall decrease the number of Warrant Shares obtainable as otherwise determined pursuant to this Section 9.

Section 10.         Dividends.  If the Company declares or pays any dividend upon the Common Stock except for a stock dividend payable in shares of Common Stock (a “Dividend”), then the Company shall pay to the Warrantholder at the time of payment thereof the Dividend which would have been paid to such Warrantholder had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 11.         Purchase Rights.  If at any time the Company grants, issues or sells any Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Warrantholder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 12.         Fractional Interest.  The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant.  If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 12, be deliverable upon such exercise, then the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 13.         Extension of Expiration Date.  If (a)(i) the Company fails to cause any Registration Statement covering Registrable Securities (as such term is defined in that certain Investor Rights Agreement, dated as of the date hereof, by and between the Company and Trailer Investments, LLC, as amended, supplemented or otherwise modified from time to time (the “Investor Rights Agreement”)) to be declared effective prior to the applicable dates set forth therein, or (ii) if any of the events specified in Section 7.1 of the Investor Rights Agreement occurs, and the Blackout Period (as such term is defined in the Investor Rights Agreement) (whether alone, or in combination with any other Blackout Period) continues for more than sixty days in any twelve-month period, or for more than a total of ninety days, or (b) the Company fails to provide the notice required by Section 15(b) within the time periods set forth therein, then the Expiration Date of this Warrant shall be extended one day for (1) in the case of clause (a), each day beyond the sixty day or ninety day limits, as the case may be, that the Blackout Period continues, or (2) in the case of clause (b), each day after the ninetieth day prior to the Expiration Date that the required notice has not yet been provided to the Warrantholder.

Section 14.         Benefits.  Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 15.         Notices to Warrantholder.

(a)           Upon the happening of any event requiring an adjustment of the number of Warrant Shares acquirable upon exercise of this Warrant, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted number of Warrant Shares acquirable upon exercise of this Warrant resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

(b)           At least ninety but no more than one hundred twenty days prior to the Expiration Date, the Company shall provide written notice to the Warrantholder at the address appearing in the records of the Company, stating the calendar date upon which the Expiration Date will occur.

Section 16.         Identity of Transfer Agent.  The transfer agent for the Common Stock is BNY Mellon.  Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent; provided, however, that such notice shall be provided for convenience only and shall not be required for effectiveness of any such subsequent appointment.

Section 17.         Further Assurances.  Except and to the extent as waived or consented to by the Warrantholder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of  the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or reasonably required to protect the rights of Warrantholder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately before such increase in par value, (b) take all such action as may be necessary or reasonably required in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use all reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.  Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable, the Company shall use all reasonable  best efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary or reasonably required from any public regulatory body or bodies having jurisdiction thereof.

Section 18.         Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier.  All notices shall be addressed as set forth below, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other party:

If to the Company, then to:

Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana 47905
Attention:         Chief Financial Officer
Facsimile:         (765) 771-5579

with a copy to (which shall not constitute notice):

Hogan & Hartson LLP
111 South Calvert Street
Suite 1600
Baltimore, MD 21202
Attention:         Michael J. Silver
Facsimile:         (410) 539-6981

If to the Warrantholder, then to:

Trailer Investments, Inc.
c/o Lincolnshire Management, Inc.
780 Third Avenue
New York, NY  10017
Attention:         Michael J. Lyons
           Allan D. L. Weinstein
Facsimile:         (212) 755-5457

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY  10022
Attention:         Frederick Tanne, P.C.
                         Srinivas S. Kaushik
Facsimile:        (212) 446-6460

Section 19.         Registration Rights.  The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Investor Rights Agreement, and any subsequent Warrantholder may be entitled to such rights in accordance with the terms of the Investor Rights Agreement.

Section 20.         Successors.  All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 21.         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS AND WARRANTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 22.         No Rights as Stockholder.  Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 23.         Amendment; Waiver.  This Warrant was issued in connection with the consummation of the transactions contemplated by the Purchase Agreement.  Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 9 of this Warrant) upon the written consent of the Company and the Warrantholder.

Section 24.         No Strict Construction.  The language used in this Warrant shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

Section 25.         Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[END OF PAGE]
[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Date of Issuance.

WABASH NATIONAL CORPORATION

By:	/s/ Richard J. Giromini
Name:	Richard J. Giromini
Title: President and Chief Executive Officer

SIGNATURE PAGE TO WARRANT

ACCEPTED AND AGREED TO AS OF THE DATE OF ISSUANCE BY:

TRAILER INVESTMENTS, LLC

By:	/s/ Michael J. Lyons
Name:	Michael J. Lyons
Title:	President

APPENDIX A
WABASH NATIONAL CORPORATION
WARRANT EXERCISE FORM

To: Wabash National Corporation

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock (“Warrant Shares”) provided for therein, and requests that:

certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID No.

and delivered by          (certified mail to the above address, or
                                                     (other (specify): _______________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, then that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Signature:

Name (please print)

Address

Federal Tax ID No.

Assignee:

APPENDIX B
WABASH NATIONAL CORPORATION
NET ISSUE ELECTION NOTICE

To: Wabash National Corporation

Date: [_________________________]

The undersigned hereby elects under Section 4 of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock.  The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address